TLD FUNDING GROUP
                          8900 N CENTRAL AVE, SUITE 214
                             PHOENIX, ARIZONA 85020
                                 (602) 678-4079
                               (602) 906-9549 FAX


                                FINANCE AGREEMENT

This agreement entered into on APRIL 28, 1999 by "SITEK, Incorporated and Advanced Technology Services, Inc." as "company" and TLD Funding Group as "funder".

                                   WITNESSETH

The funder agrees to provide the company financing for the purchases of equipment for resale. The funder will advance directly to the seller of equipment, the net invoice amount upon presentation of the invoice. The invoice must be signed by the supplier of the product and a pre-approved representative of the company. The company will invoice the purchaser of the equipment in a timely manner and designate the remittance of the funds to the funder. The funder upon receipt of payment from the purchaser will withhold the equipment cost, appropriate fees, and remit the remainder to the company in a timely manner.

                              TERMS AND CONDITIONS

1.       Maximum Credit Available:   $1,000,000.00

2.       Advance Rate:               One  hundred  percent  (100%) of  equipment
                                     requirements, as submitted by company to funder.

3.       Term:                       24 Months

4.       Fees:                       RISK FEE of five  percent  (5%) per advance
                                     will be charged at time of payment of invoice by purchaser of product.
                                     INTEREST FEE'S will be charged at the following rate:
                                          1-90 DAYS one percent (1%) of advanced
                                          amount
                                          GREATER THAN 91 DAYS two percent (2%)
                                          of advanced Amount.
                                     MANAGEMENT FEE of two percent (2%) will be charged at signing of these documents.

Company:  SITEK, INCORPORATED AND
ADVANCED TECHNOLOGY SERVICES, INC.              Funder:  TLD FUNDING GROUP

 /S/ DON M JACKSON, JR.
--------------------------                       /S/ JOHN R. BALDING
Don M Jackson, Jr.                              --------------------------
                                                John R. Balding